UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2013

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 14, 2013, Savient Pharmaceuticals, Inc. (the “Company”) and its subsidiary, Savient Pharma Holdings, Inc. (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On that same date, as previously disclosed, the Debtors entered into an acquisition agreement (the “Stalking Horse Agreement”) with US WorldMeds, LLC (“US WorldMeds”) and its subsidiary Sloan Holdings C.V. (“Sloan”), pursuant to which Sloan agreed to acquire substantially all of the Debtors’ assets and certain liabilities, subject to receipt of higher or otherwise better bids at an auction conducted under the provisions of Section 363 of the Bankruptcy Code (the “Auction”).

On November 4, 2013, a bidding procedures order was entered by the Bankruptcy Court providing that US WorldMeds and Sloan were the “stalking horse” bidders for the assets identified in the Stalking Horse Agreement and establishing procedures for the sale of substantially all of the assets of the Debtors, pursuant to which, among other things, other qualified bidders would submit competing and qualifying bids by December 6, 2013 (the “Bidding Procedures Order”).

On December 10, 2013, the Debtors conducted the Auction contemplated by the Bidding Procedures Order. At the Auction, after consideration of all reasonable alternatives and in consultation with the secured and unsecured creditors’ legal advisors, the Debtors selected Crealta Pharmaceuticals LLC (“Crealta”) as the successful bidder for the Debtors’ assets for sale. On December 10, 2013, the Debtors and Crealta entered into an acquisition agreement (the “Acquisition Agreement”), pursuant to which Crealta agreed to acquire substantially all of the Debtors’ assets and certain liabilities, for an aggregate purchase price of approximately $120.4 million (the “Sale Transaction”). At the Auction, the Debtors also selected AMAG Pharmaceuticals, Inc. (“AMAG”), the bidder with the next highest or otherwise best bid, as the backup bidder (the “Backup Bidder”) pursuant to the Bidding Procedures Order.

On December 13, 2013, the Bankruptcy Court approved an order authorizing the Sale Transaction with Crealta pursuant to the Acquisition Agreement and authorizing the Debtors to consummate the Sale Transaction with AMAG as the Backup Bidder in the event that Crealta fails to consummate the Sale Transaction (the “Sale Order”). On that same date, the Bankruptcy Court also approved a final provisional order on the Debtors’ use of cash collateral. The final form of order contains additional terms not in the interim order, which reflect a proposed settlement in principle between the Debtors, the Official Committee of Unsecured Creditors and the Unofficial Committee of Senior Secured Noteholders. The cash collateral order provides that any objections to the finality of the order shall be filed by December 27, 2013. If no objections to the cash collateral order are filed, or if any objections are overruled, withdrawn or settled, the order may become final without further hearing. If an objection is filed, the cash collateral order will be stayed until such time as the objection is resolved, and the interim cash collateral order will remain in effect during such stay. The proposed settlement in principle remains subject to documentation and will be subject to separate approval by the Bankruptcy Court.

Closing of the Sale Transaction remains subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other closing conditions. Upon consummation of the Sale Transaction, the Stalking Horse Agreement will be terminated, and the Company will be obligated to pay up to $2.4 million to US WorldMeds as a break-up fee and expense reimbursement.

The foregoing descriptions of the Acquisition Agreement and the Sale Order do not purport to be complete and are qualified in their entirety by reference to the Debtors’ filings with the Bankruptcy Court and to the full text of the Acquisition Agreement and the Sale Order, copies of which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact, including statements regarding the satisfaction of conditions to the closing of the proposed asset sale, the potential of the proposed asset sale and the expectation that the Chapter 11 filings will enable us to sell our assets in an orderly manner and maximize value for our stakeholders and other statements regarding our strategy, future operations, future financial positions, future performance, commercialization of KRYSTEXXA®, prospects and plans and objectives of management, should be considered forward-looking statements. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 Cases on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process and the proposed asset sale, the effect of the Chapter 11 Cases or proposed asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale or conditions to the proposed asset sale, and the timing or amount of any distributions to our stakeholders. For a discussion of some of the additional risks and important factors that we believe could cause actual results or events to differ from the forward-looking statements that we make, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Any forward-looking statements speak only as of the date of this Current Report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information regarding the Chapter 11 Cases

Additional information regarding the Chapter 11 Cases is available at www.gcginc.com/cases/svnt. This link is provided for convenience only. Such information shall not be deemed to be incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Acquisition Agreement, dated as of December 10, 2013, by and among Savient Pharmaceuticals, Inc., Savient Pharma Holdings, Inc. and Crealta Pharmaceuticals LLC (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)

99.1	Sale Order, dated December 13, 2013, granting the Debtors’ motion to sell substantially all of its assets.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: December 16, 2013	By:	/s/ Philip K. Yachmetz
		Name:	Philip K. Yachmetz
		Title:	Co-President and Chief Business Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Acquisition Agreement, dated as of December 10, 2013, by and among Savient Pharmaceuticals, Inc., Savient Pharma Holdings, Inc. and Crealta Pharmaceuticals LLC (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)

99.1	Sale Order, dated December 13, 2013, granting the Debtors’ motion to sell substantially all of its assets.